UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant Rule §240.14a-11(c) or §240.14a-2

TENAX THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TENAX THERAPEUTICS, INC.

101 Glen Lennox Drive, Suite 300

Chapel Hill, North Carolina 27517

(919) 855-2100

Notice of Special Meeting of Stockholders and Proxy Statement

To Be Held on October 25, 2024

Dear Stockholder:

Notice is hereby given that Tenax Therapeutics, Inc. (the “Company”) will hold a special meeting of stockholders (the “Special Meeting”) on October 25, 2024, at 9:00 a.m., Eastern Time at 101 Glen Lennox Drive, Suite 300, Chapel Hill, North Carolina.

The purpose of the Special Meeting is to propose and act upon the following matters:

1.	To approve Amendment No. 2 to our 2022 Stock Incentive Plan, as amended to increase the number of shares authorized for issuance under the plan by 7,935,912 shares;

2.

To approve the adjournment of the Special Meeting, if necessary, to permit further solicitation and vote of proxies, if there are not sufficient votes at the time of the Special Meeting or any adjournment or postponement thereof to approve Proposal 1; and

3.	To consider and take action upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote “FOR” the above proposals.

These matters are more fully described in the Proxy Statement accompanying this Notice. Please refer to the Proxy Statement for further information with respect to the business to be transacted at the Special Meeting. If you were a stockholder of record of Company common stock as of the close of business on September 10, 2024, you are entitled to receive this Notice and vote at the Special Meeting and any adjournments or postponements thereof, provided that our Board of Directors may fix a new record date for an adjourned meeting. Our stock transfer books will not be closed. A list of the stockholders entitled to vote at the Special Meeting may be examined at our principal executive offices in Chapel Hill, North Carolina during ordinary business hours for the 10-day period preceding the Special Meeting for any purposes related to the meeting.

You are cordially invited to attend the Special Meeting. Whether or not you expect to attend, our Board of Directors respectfully requests that you vote your stock in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Special Meeting.

Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

/s/ Gerald T. Proehl
Gerald T. Proehl Chairman of the Board of Directors

 September 27, 2024

i

TENAX THERAPEUTICS, INC.

Proxy Statement

For the

Special Meeting of Stockholders

To Be Held on October 25, 2024

ii

TENAX THERAPEUTICS, INC.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 25, 2024

Information Concerning Solicitation and Voting

The Notice of Special Meeting of Stockholders, Proxy Statement and Form of Proxy are available at

https://investors.tenaxthera.com/sec-filings and www.proxyvote.com

This Proxy Statement is furnished to the holders of our common stock in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Special Meeting to be held on October 25, 2024, at 9:00 a.m., Eastern Time at 101 Glen Lennox Drive, Suite 300, Chapel Hill, North Carolina, or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. Only stockholders of record at the close of business on September 10, 2024 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting. We mailed our proxy materials on or about September 27, 2024 to our stockholders of record and beneficial owners as of the close of business on the Record Date.

Each holder of our common stock is entitled to one vote for each share held as of the Record Date with respect to all matters that may be considered at the Special Meeting. Stockholder votes will be tabulated by persons appointed by our Board of Directors to act as inspectors of election for the Special Meeting.

We bear the expense of soliciting proxies. Our directors, officers, and employees may also solicit proxies personally or by telephone, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding soliciting materials to those beneficial owners.

Please refer to the Proxy Statement for further information with respect to the business to be transacted at the Special Meeting. Our Proxy Statement is also available at www.proxyvote.com.

All references in this Proxy Statement to “Tenax”, “the Company”, “we”, “our”, and “us” mean Tenax Therapeutics, Inc.

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QUESTIONS AND ANSWERS ABOUT THE 2024 SPECIAL MEETING

Will the Special Meeting be conducted in person?

We currently intend to hold the Special Meeting in person at 101 Glen Lennox Drive, Suite 300, Chapel Hill, North Carolina. However, if it becomes necessary to change the date, time, location, and/or format of the Special Meeting, in lieu of mailing additional soliciting materials or amending this Proxy Statement, we will announce the decision in advance by issuing a press release, filing the announcement with the SEC and taking other reasonable steps to notify other parties involved in the proxy process of the change(s). Any such press release and filing with the SEC will also be available on our website at investors.tenaxthera.com/news.

We recommend that you monitor our press releases or filings with the SEC in the event that circumstances require us to change the date, time, location or format of the Special Meeting, particularly if you plan to attend the Special Meeting in person. We encourage all stockholders to vote their shares prior to the Special Meeting. Even if you plan to attend the Special Meeting, we recommend that you vote your shares in advance using one of the methods described below under “How may I vote my shares at the Special Meeting?” to ensure that your vote will be counted in the event that you later decide not to attend the Special Meeting.

Who may vote at the Special Meeting?

Our Board of Directors set September 10, 2024 as the Record Date for the Special Meeting. If you owned shares of our common stock at the close of business on September 10, 2024, you may attend and vote at the Special Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on.

As of the close of business on September 10, 2024, there were 3,408,906 shares of our common stock outstanding and entitled to vote at the Special Meeting.

A list of the stockholders entitled to vote at the Special Meeting may be examined at our principal executive office in Chapel Hill, North Carolina during ordinary business hours for the ten-day period preceding the Special Meeting for any purposes related to the meeting. The stockholder list will also be available to stockholders during the Special Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Direct Transfer LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Special Meeting. You will need to present a form of personal photo identification in order to be admitted to the Special Meeting.

Beneficial Owner. If you hold your shares in an account with a broker, bank or other nominee, rather than of record directly in your own name, then the broker, bank or other nominee is considered the record holder of that stock. You are considered the beneficial owner of that stock, and your stock is held in “street name”. This Proxy Statement has been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote your shares, and you are also invited to attend the Special Meeting.

Your broker, bank or other nominee has enclosed a Voter Instruction Card for you to use in directing your broker, bank or other nominee as to how to vote your shares. In most cases, you will be able to do this by mail, via the Internet or by telephone. Alternatively, you may obtain a “legal proxy” from your broker, bank or other nominee and follow the instructions described below. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Special Meeting. We urge you to instruct your broker, bank or other nominee by following the instructions on the enclosed Voter Instruction Card, to vote your shares in line with our Board of Directors’ recommendations on the Voter Instruction Card.

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What is the quorum requirement for the Special Meeting?

One-third of our outstanding shares of capital stock entitled to vote as of the Record Date must be present at the Special Meeting in order for us to hold the Special Meeting and conduct business. This is called a quorum. Your shares will be counted as present at the Special Meeting if you:

•	Are present and entitled to vote in person at the Special Meeting; or

•	Properly submitted a proxy card or Voter Instruction Card.

Abstentions will be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are present in person or by proxy at the Special Meeting but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote.

If you are a beneficial owner of shares (rather than a stockholder of record), and fail to instruct your broker, bank or other nominee on how to vote and do not attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will not be voted.

What proposals will be voted on at the Special Meeting?

The two proposals to be voted on at the Special Meeting are as follows:

1.	To approve Amendment No. 2 to our 2022 Stock Incentive Plan, as amended to increase the number of shares authorized for issuance under the plan by 7,935,912 shares (the “Plan Amendment Proposal”); and

2.

To approve the adjournment of the Special Meeting, if necessary, to permit further solicitation and vote of proxies, if there are not sufficient votes at the time of the Special Meeting or any adjournment or postponement thereof to approve the Plan Amendment Proposal (the “Adjournment Proposal”).

We will also consider any other business that properly comes before the Special Meeting. As of the Record Date, we are not aware of any other matters to be submitted for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, the proxy named in the Proxy Card or Voter Instruction Card will vote the shares it represents using its best judgment.

What is a broker non-vote, and will there be any broker non-votes at the Special Meeting?

Broker non-votes occur when there is at least one proposal being voted on at stockholder meetings that is considered routine under the rules of the NYSE (which generally control the ability of brokers to vote or not vote shares held in street name on certain matters), and beneficial owners of shares have not instructed their brokers on how to vote on the non-routine proposals under consideration. Since all proposals being voted on at the Special Meeting are non-routine under the rules of the NYSE, we do not expect any broker non-votes to be submitted at the Special Meeting.

What vote is required to approve each proposal?

Votes will be counted by the inspector of elections appointed for the Special Meeting, who will separately count votes “For”, “Against,” and abstentions. The following table describes the voting requirements for each proposal, including the vote required to approve each proposal and the effect that abstentions will have on the outcome of each proposal. As explained above, we do not expect any broker non-votes to be submitted at the Special Meeting.

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Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions
1	Approval of the Plan Amendment Proposal	“For” votes from the holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting	Will have the same effect as a vote against the proposal

2	Approval of the Adjournment Proposal	“For” votes from the holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting	Will have the same effect as a vote against the proposal

Can I access these proxy materials on the Internet?

Yes. The Notice of Special Meeting and Proxy Statement are available for viewing, printing, and downloading at www.proxyvote.com. All materials will remain posted on www.proxyvote.com at least until the conclusion of the Special Meeting.

How may I vote my shares at the Special Meeting?

If your common stock is held by a broker, bank or nominee, they should send you instructions that you must follow in order to have your shares voted.

If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•	Proxy Vote by Internet. You may use the Internet to transmit your voting instructions by going to the website www.proxyvote.com and following the voting instructions on that website;

•	Proxy Vote by Phone. You may use any touch-tone telephone to transmit your voting instructions by calling the toll-free number 1-800-690-6903 and following the recorded instructions;

•	By Mail. By completing, dating, signing, and returning the Proxy Card that you receive in your proxy materials; or

•

In Person at the Special Meeting. All stockholders of record may vote in person at the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person. You are encouraged to vote via the Internet, by telephone or by mail, regardless of whether you plan to attend the Special Meeting in person.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 PM ET on October 24, 2024. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors, as permitted by law.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a “proxy”. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board of Directors has designated Christopher T. Giordano and Lawrence R. Hoffman as the Company’s proxies for the Special Meeting.

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How can I change my vote after submitting it?

If you are a stockholder of record, you can revoke your proxy before your shares are voted at the Special Meeting by:

•

Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at 101 Glen Lennox Drive, Suite 300, Chapel Hill, North Carolina 27517 at or before the taking of the vote at the Special Meeting;

•

Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at 101 Glen Lennox Drive, Suite 300, Chapel Hill, North Carolina 27517 at or before the taking of the vote at the Special Meeting;

•	Attending the Special Meeting and voting at the meeting (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy); or

•	If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 PM ET on October 24, 2024.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote at the Special Meeting by following the instructions provided by your bank, broker or other nominee to participate in the Special Meeting.

What does it mean if I receive more than one proxy card or Voter Instruction Card?

It means that you have multiple accounts at the transfer agent or with banks, brokers or other nominees. Please complete and return all proxy cards or Voter Instruction Cards to ensure that all of your shares are voted. For joint accounts, each owner should sign the proxy card. When signing as an executor, administrator, attorney, trustee, guardian or other representative, please print your full name and title on the proxy card.

Who will pay the costs of soliciting these proxies, and how are they being solicited?

The cost of solicitation will be borne by us. Our directors and employees may also solicit proxies in person, by telephone, fax, electronic transmission or other means of communication. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokerage firms, and other institutions, nominees, and fiduciaries to forward these proxy materials to their principal, and to obtain authority to execute proxies, and will reimburse them for their expenses.

If you choose to access the proxy materials and/or submit a proxy to vote on the Internet or telephonically, you are responsible for access charges you may incur.

Where can I find the voting results of the Special Meeting?

We plan to announce the preliminary voting results at the Special Meeting. We will publish the results in a Form 8-K filed with the SEC within four business days after the Special Meeting.

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PROPOSAL 1

APPROVAL OF AMENDMENT NO. 2 TO THE TENAX THERAPEUTICS, INC.

2022 STOCK INCENTIVE PLAN

Our 2022 Stock Incentive Plan (the “2022 Plan”), originally authorized for issuance 1,100,000 shares of our common stock under the plan. As a result of the 1-for-20 reverse stock split effected on January 4, 2023 and the 1-for-80 reverse stock split effected on January 2, 2024 (together, the “Reverse Stock Splits”), the number of shares authorized for issuance under the 2022 Plan was reduced to 688. On March 15, 2024, our Board of Directors approved Amendment No. 1 to the 2022 Plan to increase the number of shares of common stock authorized for issuance under the 2022 Plan to a total of 400,688 shares. The stockholders approved this amendment on June 7, 2024.

On September 6, 2024, our Board of Directors approved, subject to stockholder approval, Amendment No. 2 to the 2022 Plan to increase the number of shares of common stock authorized for issuance under the 2022 Plan to a total of 8,336,600 shares, representing an increase of 7,935,912 shares. The additional requested shares represent approximately 14.3% of our fully-diluted common stock issued and outstanding as of September 10, 2024 (55,579,875 shares). We believe that the proposed increase in the number of shares will be sufficient to meet our equity compensation requirements for at least two years from the date of the Special Meeting.

The purpose of the 2022 Plan is to advance the interests of our Company and our stockholders through awards that give eligible employees, directors and third party service providers a personal stake in our growth, development and financial success. Awards under the 2022 Plan are also intended to motivate eligible employees, directors and third party service providers to devote their best efforts to our business and help us attract and retain the services of eligible employees, directors and third party service providers who are in a position to make significant contributions to our future success and align them with stockholder interests. We are also requesting that stockholders approve Amendment No. 2 to the 2022 Plan to satisfy Nasdaq rules relating to equity compensation. Stockholder approval would allow us to qualify additional options for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code.

If stockholder approval of Proposal 1 is not received, the present 2022 Plan would remain in effect without such amendment and, as of September 10, 2024, only 400,206 shares remain available for issuance under the 2022 Plan, representing less than 1% of our fully-diluted common stock issued and outstanding as of September 10, 2024. Accordingly, if stockholder approval of Proposal 1 is not received, to advance the interests of our Company and stockholders, particularly with respect to employee and director retention among the other matters as set forth above, we may seek to hold additional stockholder meetings until stockholder approval is obtained.

As of September 10, 2024, approximately six employees and five non-employee directors would be eligible to participate in the 2022 Plan. The closing price of our Company’s common stock on the Nasdaq Capital Market on September 10, 2024 was $3.7389.

Required Vote and Related Voting Arrangements

Provided there is a quorum for the Special Meeting, approval of Amendment No. 2 to the 2022 Plan requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting.  Abstentions will have the same effect as a vote against this proposal. Under applicable exchange rules, we do not expect any broker non-votes to be submitted at the Special Meeting.

In connection with the Company’s recent private placement financing (the “Financing”), the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with multiple accredited investors, including certain Board members (the “Investors”), and sold to such Investors approximately $100 million (the “Financing Amount”) of the Company’s securities including shares of its common stock, and pre-funded warrants (“Pre-Funded Warrants”) and warrants (“Warrants”) to purchase shares of its common stock. Pursuant to the terms of the Agreement, those Investors who purchased greater than or equal to 8.0% of the aggregate Financing Amount must vote the securities they purchased in the Financing in favor this Proposal 1, given that the total share reserve under the 2022 Plan, as increased by this Proposal 1, does not exceed 15% of the Company’s fully-diluted common stock issued and outstanding immediately after the closing date of the Financing (55,579,875 shares as of August 8, 2024) and, accordingly, is a “Qualified Equity Plan Proposal” under the terms of the Agreement.

Our Board of Directors unanimously recommends that stockholders vote

FOR Amendment No. 2 to the 2022 Plan.

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Summary of the 2022 Plan, as Amended

Following is a summary of the principal features of the 2022 Plan, as amended, which assumes this Proposal 1 is approved by the Company’s stockholders.

Principal Features of the 2022 Plan, as amended	Description

Share Reserve:

8,336,600 shares of our Company’s common stock, plus (i) the number of shares of common stock that remained available for grant under the 2016 Stock Incentive Plan, as amended (the “2016 Plan”), as of the effective date of the 2022 Plan and (ii) the number of shares of common stock underlying any award granted under the 2016 Plan that expires, terminates, or is canceled or forfeited without such shares of common stock having been issued.

The reserved shares are to be reduced (i) by one share for each share granted pursuant to awards awarded under the 2022 Plan, and (ii) to the extent cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation right, our Company is deemed to have issued the number of shares of common stock which it was entitled to issue upon such exercise.

Award Types:	• Incentive and nonstatutory stock options • Stock appreciation rights (“SARs”) • Restricted stock awards • Restricted stock unit awards (“RSUs”) • Dividend equivalent rights

Vesting:	Determined by our Board of Directors or a committee designated by our Board.

Repricing:	Repricing of outstanding stock awards is not permitted without the approval of our Company’s stockholders, except for certain proportionate capitalization adjustments as set forth in the 2022 Plan.

Termination Date:	April 8, 2032

Administration

The 2022 Plan is administered by our Board of Directors, or a committee designated by our Board. With respect to grants of awards to our officers or directors, the 2022 Plan is administered by our Board or a designated committee in a manner that permits such grants and related transactions to be exempt from Section 16(b) of the Exchange Act. The plan administrator has the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules, or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards, and to take any other action deemed appropriate; however, no action may be taken that is inconsistent with the terms of the 2022 Plan.

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Available Shares

Subject to adjustment upon certain corporate transactions or events, the maximum aggregate number of shares of common stock which may be issued pursuant to all awards is the sum of (i) 8,336,600 shares of common stock, (ii) the number of shares of common stock that remained available for grant under the 2016 Plan as of the effective date of the 2022 Plan, and (iii) the number of shares of common stock underlying any award granted under the 2016 Plan that expires, terminates, or is canceled or forfeited under the terms of the 2016 Plan without such shares of common stock having been issued. Any shares covered by an award that is forfeited, canceled, or expires are deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2022 Plan. Shares that actually have been issued under the 2022 Plan pursuant to an award are not to be returned to the 2022 Plan and do not become available for future issuance under the 2022 Plan, other than unvested shares that are forfeited or repurchased by our Company. In the event any option or other award granted under the 2022 Plan is exercised through the tendering of shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding shares, any shares so tendered or withheld are not again available for awards under the 2022 Plan. To the extent that cash is delivered in lieu of shares of common stock upon the exercise of a SAR, then we are deemed, for purposes of applying the limitation on the number of shares, to have issued the number of shares of common stock which were otherwise issuable upon such exercise. Shares of common stock we reacquire on the open market or otherwise using cash proceeds from the exercise of options are not available for awards under the 2022 Plan.

Dividends

No dividend or dividend equivalent will be paid on any unvested award, although the plan administrator may provide in an award agreement that dividends with respect to unvested portions of awards may accrue and be paid when and if the awards vest and shares are actually issued to the participant.

Eligibility and Types of Awards

The 2022 Plan permits us to grant stock awards, including stock options, SARs, restricted stock, RSUs, and dividend equivalent rights to our employees, directors, and consultants.

Stock Options

A stock option may be an incentive stock option within the meaning of, and qualifying under, Section 422 of the Code, or a nonstatutory stock option. However, only our employees (or employees of our parent or subsidiaries, if any) may be granted incentive stock options. Incentive and nonstatutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2022 Plan provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our common stock on the date of grant (or 110% of the fair market value in the case of certain incentive stock options, as described below). Options granted under the 2022 Plan become exercisable at the rate specified by the plan administrator.

The plan administrator determines the term of the stock options granted under the 2022 Plan up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may exercise any options otherwise exercisable as of the date of termination, but only during the post-termination exercise period designated in the optionholder’s stock option award agreement. The optionholder’s stock option award agreement may provide that upon the termination of the optionholder’s relationship with us for cause, the optionholder’s right to exercise his or her options terminates concurrently with the termination of the relationship. If an optionholder’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or his or her estate or person who acquired the right to exercise the award by bequest or inheritance may exercise any vested options for a period of 12 months. The option term may be extended in the event that exercise of the option within the applicable time periods is prohibited by applicable securities laws or such longer period as specified in the stock option award agreement but in no event beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option is determined by the plan administrator and may include (i) cash or check, (ii) a broker-assisted cashless exercise, (iii) the tender of common stock previously owned by the optionholder, (iv) a net exercise of the option, (v) past or future services rendered, and (vi) any combination of the foregoing methods of payment.

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Unless the plan administrator provides otherwise, awards generally are not transferable, except by will or the laws of descent and distribution.

Incentive stock options may be granted only to our employees (or to employees of our parent company and subsidiaries, if any). To the extent that the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year under any of our equity plans exceeds $100,000, such options do not qualify as incentive stock options. A stock option granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of stock (or any of our affiliates) may not be an incentive stock option unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (ii) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights

SARs may be granted under the 2022 Plan either concurrently with the grant of an option or alone, without reference to any related stock option. The plan administrator determines both the number of shares of common stock related to each SAR and the exercise price for a SAR, within the terms and conditions of the 2022 Plan, provided that the exercise price of a SAR cannot be less than 100% of the fair market value of the common stock subject thereto on the date of grant. In the case of a SAR granted concurrently with a stock option, the number of shares of common stock to which the SAR relates are reduced in the same proportion that the holder of the stock option exercises the related option.

The plan administrator determines whether to deliver cash in lieu of shares of common stock upon the exercise of a SAR. If common stock is issued, the number of shares of common stock that are issued upon the exercise of a SAR is determined by dividing (i) the number of shares of common stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares, by (ii) the fair market value of a share of common stock on the exercise date.

If the plan administrator elects to pay the holder of the SAR cash in lieu of shares of common stock, the holder of the SAR receives cash equal to the fair market value on the exercise date of any or all of the shares that would otherwise be issuable.

The exercise of a SAR related to a stock option is permissible only to the extent that the stock option is exercisable under the terms of the 2022 Plan on the date of surrender. Any incentive stock option surrendered are deemed to have been converted into a nonstatutory stock option immediately prior to such surrender.

Restricted Stock

Restricted stock awards are awards of shares of our common stock that are subject to established terms and conditions. The plan administrator sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient, and the vesting schedule and criteria (which may include continued service to us for a period of time or the achievement of performance criteria). If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares generally are forfeited to, or repurchased by, us.

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Restricted Stock Units

An RSU is a right to receive stock, cash equal to the value of a share of stock, or other securities, or a combination of these three elements, at the end of a set period or the attainment of performance criteria. No stock is issued at the time of grant. The plan administrator sets the terms of the RSU award, including the size of the RSU award, the consideration (if any) to be paid by the recipient, vesting schedule, and criteria and form (stock or cash) in which the award will be settled. If a participant’s service terminates before the RSU is fully vested, the unvested portion of the RSU award generally is forfeited to us.

Dividend Equivalent Rights

Dividend equivalent rights entitle the recipient to compensation measured by dividends paid with respect to a specified number of shares of common stock.

Performance-Based Compensation

The 2022 Plan establishes procedures for our Company to grant performance-based awards, meaning awards structured so that they vest only upon the achievement of performance criteria established by the plan administrator for a specified performance period. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, or may be established on an individual basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. The plan administrator has the discretion to adjust the minimum level of achievement required for achievement of performance awards if the plan administrator determines that a change in our business, operations, corporate structure or capital structure, the manner in which we conduct our business, or other events or circumstances render the performance objectives unsuitable. The plan administrator also has the discretion to adjust the performance objectives for other material events not originally contemplated when the performance objectives were established, such as extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or other unusual items.

The business measures that may be used to establish the performance criteria may include one of, or combination of, the following:

•	Net earnings or net income (before or after taxes);
•	Earnings per share;
•	Net sales growth;
•	Net earning profit;
•	Return measures (including, but not limited to, return on assets, capital, equity, or sales);
•	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
•	Cash flow per share;
•	Earnings before or after taxes, interest, depreciation, and/or amortization;
•	Gross or operating margins;
•	Productivity ratios;
•	Share price (including, but not limited to, growth measures and total stockholder return);
•	Expense targets or ratios;
•	Charge-off levels;
•	Improvement or attainment of revenue levels;
•	Margins;
•	Operating efficiency;
•	Operating expenses;
•	Economic value added;
•	Improvement in or attainment of expense levels;
•	Improvement in or attainment of working capital levels;
•	Debt reduction;
•	Capital targets;
•	Consummation of acquisitions, dispositions, projects, or other specific events or transactions; or
•	Other significant operational or business milestones.

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Corporate Transactions

Effective upon the consummation of a corporate transaction, all outstanding awards under the 2022 Plan will terminate unless they are assumed in connection with the corporate transaction.

The plan administrator has the authority to determine, before or at the time of any corporate transaction, the impact that the corporate transaction will have on outstanding awards under the 2022 Plan. For example, the plan administrator may determine that (i) awards will vest and become exercisable, or that other restrictions on such awards will lapse, (ii) awards will be assumed by the surviving corporation in the corporate transaction or replaced with awards that have substantially equivalent terms, (iii) participants will receive a payment in satisfaction of outstanding awards, and (iv) in the case of options and SARs, participants will receive a payment in an amount equal to the amount, if any, by which the fair market value of the shares subject to award exceeds the exercise price. The plan administrator is not required to treat all awards in the same way.

Amendment and Termination

Our Board of Directors generally may amend, suspend, or terminate the 2022 Plan. However, it may not amend the 2022 Plan without stockholder approval for certain actions, such as an increase in the number of shares reserved under the 2022 Plan, modifications to the provisions of the 2022 Plan regarding the grant of incentive stock options, modifications to the provisions of the 2022 Plan regarding the exercise prices at which shares may be offered pursuant to options, extension of the expiration date of the 2022 Plan, and certain modifications to awards, such as reducing the exercise price per share, canceling and regranting new awards with lower prices per share than the original prices per share of the cancelled awards, or canceling any awards in exchange for cash or the grant of replacement awards with an exercise price that is less than the exercise price of the original awards.

Tax Withholding

The plan administrator may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (i) causing the participant to tender a cash payment, (ii) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (iii) delivering to our Company already-owned shares of common stock, (iv) selling shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (v) withholding cash from an award settled in cash or other amounts payable to the participant, and/or (vi) any other means that the plan administrator determines both to comply with applicable laws and be consistent with the purposes of the 2022 Plan.

Summary of Federal Income Tax Consequences of the 2022 Plan

The following summary is intended only as a general guide to certain U.S. federal income tax consequences under current law of participation in the 2022 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on any participant’s particular circumstances. The summary does not purport to be complete, and it does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws. Furthermore, the tax consequences are complex and subject to change, and a participant’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the 2022 Plan should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) is a long-term capital gain or loss. Upon such a qualifying disposition, we are not entitled to any income tax deduction.

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If a participant disposes of underlying shares within two years after the date of grant of the option or within one year after the date of exercise of the option (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed to the participant as ordinary income at the time of disposition. Any gain in excess of that amount is a capital gain. If a loss is recognized, there is no ordinary income, and such loss is a capital loss. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally our Company is entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may subject the participant to alternative minimum tax liability for the year of exercise. Special rules may apply after exercise for (i) sales of the shares in a disqualifying disposition, (ii) basis adjustments for computing alternative minimum taxable income on a subsequent sale of the shares, and (iii) tax credits that may be available to participants subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon the grant of such an option so long as (i) the exercise price is no less than the fair market value of the stock on the date of grant, and (ii) the option (and not the underlying stock) at such time does not have a readily ascertainable fair market value (as defined in Treasury Regulations under the Code). Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the then-fair market value of the shares purchased, and withholding of income and employment taxes applies if the participant is or was an employee. Generally, the Company is entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any recognized gain or loss, based on the difference between the sale price and the fair market value on the exercise date, is taxed as capital gain or loss, which is short-term or long-term gain or loss, depending on the holding period of the stock.

Stock Appreciation Rights

A participant does not normally recognize taxable income upon the receipt of a SAR. Upon the exercise of a SAR, the participant recognizes ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally is entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the SAR (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation).

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Restricted Stock

A participant acquiring restricted stock generally recognizes ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earliest of (i) the date the shares become transferable, (ii) the date the shares are no longer subject to a substantial risk of forfeiture, or (iii) the date the shares are acquired if the participant makes a timely election under Code Section 83(b). If the shares are subject to a substantial risk of forfeiture and not transferable when issued, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the IRS, and other provisions, no later than 30 days after the date the shares are acquired. Upon the taxable disposition of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, is generally taxed as capital gain or loss; however, for any shares returned to our Company pursuant to a forfeiture provision, a participant’s loss may be computed based only on the purchase price (if any) of the shares and may not take into account any income recognized by reason of a Section 83(b) election. Such gain or loss is long-term or short-term depending on whether the stock was held for more than one year. Our Company generally is entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which the ordinary income from restricted stock is recognized by the participant.

Restricted Stock Units

A participant does not normally recognize taxable income upon receipt of an RSU award. In general, the participant recognizes ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and/or the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Our Company generally is entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Dividend Equivalent Rights

A recipient of dividend equivalent rights generally recognizes ordinary income at the time the dividend equivalent right is paid. If required, income and employment tax must be withheld on the income recognized by the participant. Our Company generally is entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Other Awards

Our Company generally is entitled to an income tax deduction in connection with an award under the 2022 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation). Participants typically are subject to income (and employment) tax and recognize such tax at the time that an award is granted, exercised, vests, or becomes nonforfeitable, unless the award provides for a further deferral.

Section 409A

Section 409A of the Code (“Section 409A”) imposes certain requirements on nonqualified deferred compensation arrangements. Most awards granted under the 2022 Plan are designed to qualify for an exception from the requirements of Section 409A. Certain awards under the 2022 Plan, however, may be subject to the requirements of Section 409A in form and in operation. Awards that are subject to Section 409A are generally designed to meet the conditions under Section 409A for avoiding the adverse tax consequences resulting from a failure to comply with Section 409A. If an award under the 2022 Plan is subject to Section 409A and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received.

Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on the participant’s compensation recognized as ordinary income, as well as interest on such deferred compensation.

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Impact of Section 162(m) on Tax Deductibility of Awards Under the 2022 Plan

Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any of our covered employees in excess of $1 million. For purposes of Section 162(m), the term “covered employee” generally includes our chief executive officer, our chief financial officer, and our three other most highly compensated officers, and any individual who was a covered employee for any taxable year beginning after December 31, 2016. Compensation attributable to awards under the 2022 Plan either on its own or when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Equity Compensation Plan Information

The following table provides information as of December 31, 2023 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans (including individual arrangements):

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Plan category Equity compensation plans approved by security holders:
2022 Stock Incentive Plan	331	$992.00	1,000

2016 Stock Incentive Plan, as amended	284	$3,251.77	--

Amended and Restated 1999 Amended Stock Plan, as amended	9	$86,108.74	--

Equity compensation plans not approved by security holders:

Plan for Employee Inducement Stock Option Grants	312	$3,008.00	--

Total	936	$3,140.29	1,000

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PROPOSAL 2

ADJOURNMENT OF THE SPECIAL MEETING,

IF NECESSARY, TO CONTINUE TO SOLICIT VOTES

The Board of Directors believes that if there are insufficient votes by the Company’s stockholders of record to approve Proposal 1 presented at the Special Meeting, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve Proposal 1.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned or postponed session of the Special Meeting, to use the additional time to solicit additional proxies in favor of Proposal 1. The Adjournment Proposal will only be presented to our stockholders in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority in voting power of the votes to be cast by holders of our common stock will vote against Proposal 1, we could adjourn the Special Meeting without a vote on such proposal and use the additional time to solicit the holders of those shares to change their vote in favor of such proposal.

If the Adjournment Proposal is not approved by our stockholders, we may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes at the time of the Special Meeting to approve Proposal 1.

Required Vote

Provided there is a quorum for the Special Meeting, approval of the adjournment of the Special Meeting, if necessary, to continue to solicit votes in favor of Proposal 1 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a vote against this proposal. Under applicable exchange rules, we do not expect any broker non-votes to be submitted at the Special Meeting.

Our Board of Directors unanimously recommends that stockholders vote

FOR the Adjournment Proposal.

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EXECUTIVE COMPENSATION

The following tables and narrative discussion describe the material elements of our executive compensation program during 2023. As needed, the numbers in the following tables and narrative discussion have been retrospectively adjusted to reflect the Reverse Stock Splits. We also provide an overview of our executive compensation philosophy, including our principal compensation policies and practices.

Our “named executive officers” for fiscal year 2023 includes the individual who served as our principal executive officer during 2023, the only other person serving as an executive officer as of December 31, 2023, and the individual who formerly served as our principal financial officer during 2023 (who died in December 2023). Our named executive officers (“NEOs”) for 2023 were:

•	Christopher T. Giordano, our President and Chief Executive Officer (our “CEO”);
•	Stuart Rich, our Chief Medical Officer (our “CMO”); and
•	Eliot M. Lurier, our Former Interim Chief Financial Officer (our “Former Interim CFO”).

2023 Summary Compensation Table

		Salary	Option Awards		Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Name and Principal Position	Year	($)(1)	($)(2)		($)		($)		($)
Christopher T. Giordano	2023	405,300	--		202,650	(3)	36,820	(4)	644,770
President and Chief Executive Officer	2022	386,000	104,296	(5)	144,750	(6)	32,286	(7)	667,332

Stuart Rich	2023	318,000	--		127,200	(8)	36,023	(9)	481,223
Chief Medical Officer	2022	309,000	52,148	(10)	92,700	(11)	14,296	(12)	468,144

Eliot M. Lurier (13)	2023	--	--		--		166,288	(14)	166,288
Former Interim Chief Financial Officer	2022	--	--		--		221,700	(14)	221,700

(1)	Reflects base salary earned during the fiscal year covered.
(2)

The amounts in these columns reflect the aggregate grant date fair value of awards granted during the year computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. The assumptions made in determining the fair values of our stock and option awards are set forth in Note E to our Financial Statements for the year ended December 31, 2023, included in our Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024.

(3)	In March 2024, the Compensation Committee calculated the predetermined operational goals for 2023 had been achieved at 100%, resulting in a cash bonus of $202,650 paid to Mr. Giordano.
(4)	Consists of $23,620 of health and benefit premiums for coverage of Mr. Giordano and his eligible dependents and $13,200 of Company contributions to Mr. Giordano’s 401(k) plan.

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(5)

During 2022, we granted an option to purchase 125 shares of common stock at an exercise price of $992 per share to Mr. Giordano, as retrospectively adjusted for the Reverse Stock Splits. The option is exercisable as to one-fourth of the shares underlying the option on each of June 9, 2023, June 9, 2024, June 9, 2025 and June 9, 2026, subject to Mr. Giordano’s continued employment.

(6)

Mr. Giordano was eligible to receive a target cash bonus of $193,000, if the Compensation Committee calculated that the predetermined operational goals had been achieved at 100%. In March 2023, the Compensation Committee calculated the predetermined operational goals for 2022 had been achieved at 75% resulting in a cash bonus of $144,750 paid to Mr. Giordano.

(7)	Consists of $20,086 of health and benefit premiums for coverage of Mr. Giordano and his eligible dependents and $12,200 of Company contributions to Mr. Giordano’s 401(k) plan.
(8)	In March 2024, the Compensation Committee calculated the predetermined operational goals for 2023 had been achieved at 100%, resulting in a cash bonus of $127,200 paid to Dr. Rich.
(9)	Consists of $22,823 of benefit premiums for Dr. Rich and $13,200 of Company contributions to Dr. Rich’s 401(k) plan.
(10)

During 2022, we granted an option to purchase 63 shares of common stock at an exercise price of $992 per share to Dr. Rich, as retrospectively adjusted for the Reverse Stock Splits. The option is exercisable as to one-fourth of the shares underlying the option on each of June 9, 2023, June 9, 2024, June 9, 2025 and June 9, 2026, subject to Dr. Rich’s continued employment.

(11)

Dr. Rich was eligible to receive a target cash bonus of $123,600, if the Compensation Committee calculated that the predetermined operational goals had been achieved at 100%. In March 2023, the Compensation Committee calculated the predetermined operational goals for 2022 had been achieved at 75% resulting in a cash bonus of $92,700 paid to Dr. Rich.

(12)	Consists of $2,096 of benefit premiums for Dr. Rich and $12,200 of Company contributions to Dr. Rich’s 401(k) plan.
(13)	Mr. Lurier died in December 2023.
(14)

Mr. Lurier was a consulting Interim Chief Financial Officer employed by Danforth Advisors, LLC (“Danforth”) and was contracted on a part time basis beginning in October 2021. We paid $166,288 in consulting fees to Danforth for Mr. Lurier’s services in fiscal year 2023 and $221,700 in 2022.

Narrative to Summary Compensation Table

Elements of Compensation

During the year ended December 31, 2023, we compensated our NEOs generally through a mix of (i) base salary and (ii) annual cash bonus based on achievement of predetermined operational goals. We did not issue long-term equity compensation because the Board determined there were insufficient shares reserved under our 2022 Plan.

Mr. Lurier was our Interim Chief Financial Officer employed by Danforth and was compensated on an hourly basis in accordance with his consulting agreement (the “Danforth Consulting Agreement”). See “Employment and Other Contracts - Eliot M. Lurier” for further discussion of Mr. Lurier's consulting agreement.

Annual Base Salaries

Mr. Giordano and Dr. Rich received a base salary to compensate them for services rendered to us during the year ended December 31, 2023. The base salary is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. In the year ended December 31, 2023, we paid an annual base salary of $405,300 to Mr. Giordano and $318,000 to Dr. Rich.

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Cash Bonuses

Under each of their employment agreements, Mr. Giordano and Dr. Rich are eligible to receive annual cash bonuses based on the achievement of annual goals. During the year ended December 31, 2023, Mr. Giordano and Dr. Rich were eligible to receive a target cash bonus consisting of 50% and 40%, respectively, of their base salaries, based on 100% achievement of the predetermined operational goals. There is no cap on the bonuses for greater than 100% achievement of goals, and there is no pre-identified threshold amount that must be achieved to receive any cash bonus payment. Our Compensation Committee evaluated performance for the year ended December 31, 2023, and consistent with the determinations made in prior years, did so in March 2024.

Long-Term Equity Compensation

Provided we have sufficient shares reserved under our 2022 Plan, we typically award stock options to our key employees, including to our non-executive employees, on an annual basis and subject to approval by (i) the Board of Directors upon the Compensation Committee’s recommendation with respect to executive officers and (ii) the Compensation Committee with respect to all other employees.

Other Elements of Compensation

Employee Benefits and Perquisites

We maintain broad based benefits that are provided to all employees, including health and dental insurance. Our executive officers are eligible to participate in all of our employee benefit plans, in each case, on the same basis as other employees.

No Tax Gross-Ups

We do not make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

Severance and Change-of-Control Benefits

Pursuant to employment agreements we have entered into with certain NEOs, each such officer is entitled to specified benefits in the event of the termination of his employment under specified circumstances, including termination following a change in control of the Company. We have provided more detailed information about these benefits under the caption “-Employment and Other Contracts” below.

Employment and Other Contracts

Christopher T. Giordano

We entered into an executive employment agreement with Mr. Giordano, effective July 6, 2021 (the “Giordano Employment Agreement”). Under the Giordano Employment Agreement, Mr. Giordano initially received an annual base salary of $375,000, which has been subsequently increased to $469,000, effective January 1, 2024. Mr. Giordano also will receive participation in medical insurance, dental insurance, and other benefit plans on the same basis as our other officers. Under the Giordano Employment Agreement, Mr. Giordano will receive an annual cash bonus consisting of 50% of his base salary, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals). The Giordano Employment Agreement also provides for the grant of the following employment inducement stock options (as retrospectively adjusted for the Reverse Stock Splits): (i) a one-time stock option grant of 160 shares of common stock with four-year straight-line vesting; and (ii) a one-time stock option grant of 63 shares of common stock with 50% vesting upon the achievement of certain performance metrics related to our clinical trials. As of December 31, 2023, none of the vesting milestones had been achieved and the options were subsequently cancelled. We also reimbursed Mr. Giordano for up to $10,000 of legal expenses related to the Giordano Employment Agreement.

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The Giordano Employment Agreement is effective for a one-year term, and automatically renews for additional one-year terms, unless the Giordano Employment Agreement is terminated in advance of renewal or either party gives notice at least 90 days prior to the end of the then-current term of an intention not to renew. If Mr. Giordano is terminated without “cause”, if he terminates his employment for “good reason”, or if the Company elects not to renew the Giordano Employment Agreement, Mr. Giordano would be entitled to receive (i) one-year of base salary, (ii) a pro-rated amount of the annual bonus that he would have received had 100% of goals been achieved, and (iii) one-year of COBRA reimbursements or benefits payments, as applicable. Mr. Giordano’s entitlement to these payments is conditioned upon execution of a release of claims.

For purposes of the Giordano Employment Agreement: (i) “cause” includes (1) a willful material breach of the Giordano Employment Agreement by Mr. Giordano, (2) material misappropriation of Company property, (3) material failure to comply with our policies, (4) abuse of illegal drugs or abuse of alcohol in a manner that interferes with the performance of his duties, (5) dishonest or illegal action that is materially detrimental to the Company, (6) failure to cooperate with internal investigations or law enforcement and regulatory investigations, and (7) failure to disclose material conflicts of interest and (ii) “good reason” includes (1) a material reduction in base salary, (2) a material reduction of Mr. Giordano’s authority, duties or responsibility, (3) certain changes in geographic location of Mr. Giordano’s employment, or (4) a material breach of the Giordano Employment Agreement or other written agreement with Mr. Giordano by the Company.

Stuart Rich

We entered into an employment agreement with Dr. Rich, effective January 15, 2021, and amended June 12, 2024 (as amended, the “Rich Employment Agreement”). Under the Rich Employment Agreement, Dr. Rich initially received an annual base salary of $300,000, which increased to $333,900 and has since been modified on a prorated basis to reflect Dr. Rich’s work schedule of three days per week. Dr. Rich will also receive participation in medical insurance, dental insurance, and other benefit plans on the same basis as our other officers. Under the Rich Employment Agreement, Dr. Rich is eligible for an annual target cash bonus of 40% of his base salary, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals). Pursuant to the Rich Employment Agreement, Dr. Rich received as an inducement award a one-time non-statutory stock option grant of 160 shares of common stock (as retrospectively adjusted for the Reverse Stock Splits). The option award will vest as follows: 25% upon initiation of a Phase 3 trial (the “Trial”); 25% upon database lock of the Trial; 25% upon acceptance for review of an Investigational New Drug Application; and 25% upon approval from the FDA. The option grant has a 10-year term and an exercise price of $2,848 per share.

The Rich Employment Agreement is effective for a one-year term, and automatically renews for additional one-year terms, unless terminated in advance of renewal or either party gives notice at least 90 days prior to the end of the then-current term of an intention not to renew. If Dr. Rich is terminated without “cause”, if he terminates his employment for “good reason, or if we elect not to renew the Rich Employment Agreement, Dr. Rich would be entitled to receive (i) one-year of his then current base salary, (ii) a pro-rated amount of the annual bonus that he would have received had 100% of goals been achieved, (iii) acceleration of vesting of all outstanding equity-based compensation awards held by Dr. Rich, and (iv) one-year of COBRA reimbursements or benefits payments, as applicable. Dr. Rich’s entitlement to these payments is conditioned upon execution of a release of claims.

For purposes of the Rich Employment Agreement: (i) “cause” includes (1) a willful material breach of the Rich Employment Agreement by Dr. Rich, (2) material misappropriation of Company property, (3) material failure to comply with our policies, (4) abuse of illegal drugs or abuse of alcohol in a manner that materially interferes with the performance of his duties, (5) dishonest or illegal action that is materially detrimental to the Company, and (6) failure to disclose material conflicts of interest; and (ii) “good reason” includes (1) a material reduction in base salary, (2) a material reduction of his authority, duties or responsibility, or (3) a material breach of the Rich Employment Agreement by the Company.

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Eliot M. Lurier

We entered into a consulting agreement with Danforth, dated October 14, 2021, providing for the engagement of Mr. Lurier, a consultant with Danforth, as Interim Chief Financial Officer of the Company (the “Danforth Consulting Agreement”). Pursuant to the Danforth Consulting Agreement, Mr. Lurier was responsible for the Company’s accounting and finance functions and served as our principal financial officer and principal accounting officer. Mr. Lurier provided services to the Company under the Danforth Consulting Agreement as an independent contractor. The Danforth Consulting Agreement may be terminated by us or Danforth (i) with “Cause”, immediately upon written notice to the other party or (ii) without Cause upon 30 days prior written notice to the other party. Pursuant to the Danforth Consulting Agreement, Danforth received cash compensation at a rate of $416 per hour for Mr. Lurier’s services.

As of January 2024, our new Interim Chief Financial Officer, Mr. Hoffman, began providing services to the Company as an independent contractor pursuant to the Company’s existing Danforth Consulting Agreement. Pursuant to the Danforth Consulting Agreement, Danforth will receive cash compensation at a rate of $416 per hour for Mr. Hoffman’s services, which rate may be increased by up to 4% annually.

For purposes of the Danforth Consulting Agreement, “Cause” is a material breach of the terms of the Danforth Consulting Agreement which, if curable, is not cured within 10 days of written notice of such default, or the commission of any act of fraud, embezzlement or deliberate disregard of a rule or policy of the Company.

Outstanding Equity Awards

The following table provides information about outstanding equity awards held by the NEOs as of December 31, 2023, as retrospectively adjusted for the Reverse Stock Splits.

Outstanding Equity Awards as of December 31, 2023

	Option Awards
Name and Principal Position	Number of securities underlying unexercised options (Exercisable)		Number of securities underlying unexercised options (Unexercisable)		Option exercise price	Option expiration date
	(#)		(#)		($/Sh)
Christopher T. Giordano	31		94	(1)	992	6/9/2032
President and Chief Executive Officer	80	(2)	80		3,152	7/6/2031

Stuart Rich	16		47	(3)	992	6/9/2032
Chief Medical Officer	40	(4)	120		2,848	1/15/2031

Eliot M. Lurier	-		-		-	-
Former Interim Chief Financial Officer

(1)

The option is exercisable as to one-fourth of the shares of common stock underlying the option on each of June 9, 2023, June 9, 2024, June 9, 2025 and June 9, 2026, subject to Mr. Giordano’s continued employment.

(2)

The option is exercisable as to one-fourth of the shares of common stock underlying the option on each of July 6, 2022, July 6, 2023, July 6, 2024 and July 6, 2025, subject to Mr. Giordano’s continued employment.

(3)

The option is exercisable as to one-fourth of the shares of common stock underlying the option on each of June 9, 2023, June 9, 2024, June 9, 2025 and June 9, 2026, subject to Dr. Rich’s continued employment.

(4)

This option award is exercisable in four equal installments, with 25% vesting after the start of the Trial, 25% vesting after the database lock with respect to the Trial, 25% vesting after the opening of an Investigational New Drug Application with the FDA, and 25% vesting after the approval from the FDA, subject to Dr. Rich’s continued employment.

20

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company for each of the last three completed fiscal years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2021, 2022 and 2023 fiscal years. Note that for our NEOs other than our CEO, or principal executive officer, compensation is reported as an average.

	Christopher T. Giordano (“PEO”)		Anthony A. DiTonno (“Former PEO”)
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Summary Compensation Table Total for Former PEO (1)	Compensation Actually Paid to Former PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non- PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”) (5)	Net Income (Loss) (millions) (6)
2023	$644,770	$515,684	--	--	$323,756	$259,737	$1	($7.7 )
2022	$667,332	$652,045	--	--	$344,922	$340,846	$11	($11.0 )
2021	$860,913	$693,399	$1,059,571	$911,858	$608,197	$537,341	$66	($32.5 )

(1)

Represents the amounts of total compensation reported for our PEO for each corresponding year in the “Total” column of the Summary Compensation Table above or the Summary Compensation Table included in our definitive proxy statement filed with the SEC on April 28, 2023, as applicable.

(2)

Represents the amount of “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made our PEO’s total compensation for each year to determine the compensation actually paid:

	Year	Reported Summary Compensation Table Total for PEO	Reported Value of Option Awards (a)(b)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
Christopher T. Giordano	2023	$644,770	--	$(129,086)	$515,684
PEO	2022	$667,332	$(104,296)	$89,009	$652,045
	2021	$860,913	$(581,471)	$413,957	$693,399
Anthony A. DiTonno	2023	--	--	--	--
Former PEO	2022	--	--	--	--
	2021	$1,059,571	$(215,455)	$67,742	$911,858

21

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)

In order to calculate the average compensation “actually paid” to our PEO, we are required under the SEC rules to subtract from the value in the Summary Compensation Table the grant date fair value of equity awards, and add back the following: (i) the year-end fair value of any equity awards in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

	Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year (i)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years (ii)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (iii)	Change in Fair Value as of the Vesting Date from Prior Year End of Equity Awards Granted in Prior Years that Vested in the Year (iv)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (v)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation (vi)	Total Equity Award Adjustments ($)
Christopher T. Giordano	2023	$0	$(103,269)	$0	(25,817)	$0	$0	$(129,086)
PEO	2022	$101,164	$(12,155)	$0	$(0)	$0	$0	$89,009
	2021	$413,957	$(0)	$0	$(0)	$0	$0	$413,957
Anthony A. DiTonno	2023	--	--	--	--	--	--	--
Former PEO	2022	--	--	--	--	--	--	--
	2021	$0	$(0)	$240,470	$(172,728)	$0	$0	$67,742

(3)

Represents the average of the amounts reported for our NEOs as a group (excluding our PEO) in each applicable year in the “Total” column of the Summary Compensation Table above or the Summary Compensation Table included in our definitive proxy statement filed with the SEC on April 28, 2023, as applicable, which includes for 2023 and 2022, Mr. Lurier and Dr. Rich, and for 2021, Mr. Lurier, Michael Jebsen, our Chief Financial Officer from August 2009 until October 2021, and Dr. Rich (the “Non-PEO NEOs”).

22

(4)

Represents the average amount of “compensation actually paid” to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	$323,756	$0	$(64,019)	$259,737
2022	$344,922	$(26,074)	$21,998	$340,846
2021	$608,197	$(169,495)	$98,639	$537,341

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	$0	$(51,114)	$0	$(12,905)	$0	$0	$(64,019)
2022	$25,291	$(3,293)	$0	$0	$0	$0	$21,998
2021	$65,720	$0	$32,919	$0	$0	$0	$98,639

(5)

TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2023, 2022 and 2021, respectively, calculated by dividing the difference between our Company’s share price at the end and the beginning of the measurement period by our Company’s share price at the beginning of the measurement period. No dividends were paid in 2021, 2022 or 2023.

(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

23

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Loss

As described in more detail in this proxy, our executive compensation program reflects our status during the periods presented as a specialty pharmaceutical company focused on developing products to meet unmet medical needs. Our products are in the clinical development stage, and we increase the value of our Company by advancing our investigational products through the various product testing requirements as set forth by the FDA. The metrics that we use for both our short-term and long-term incentive awards relate to the progress made in advancing our products through the regulatory development and clinical testing requirements. We are not a commercial-stage company. We did not have any revenue during the periods presented. Consequently, our Company has not historically looked to net income (loss) as a performance measure for our executive compensation program. In 2021, 2022 and 2023 our net loss has decreased, and the compensation actually paid for both our PEO and non-PEO NEOs has continued a downward trend between 2021 and 2023.

Compensation Actually Paid and Cumulative TSR

Our executive compensation program reflects a variable pay-for-performance philosophy. The amounts actually paid to our PEO (and Former PEO) and the average amount of compensation actually paid to our non-PEO NEOs during the periods presented are not directly correlated with TSR. Our performance measures are designed to align executive compensation with our long term performance, but those tend not to be annual financial performance measures, such as TSR. For example, as described in more detail above in the section “Narrative to Summary Compensation Table - Cash Bonuses” part of the compensation our NEOs are eligible to receive consists of annual performance-based cash bonuses which are designed to provide appropriate incentives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals, subject to certain other criteria as described above under “-Employment and Other Contracts.” Although, we view stock options, as an integral part of our executive compensation program, they provide value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These stock option awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term. We would expect TSR to increase over the long term provided our products successfully complete the clinical development cycle and receive marketing authorization from government regulatory authorities.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

24

DIRECTOR COMPENSATION

During the fiscal year ended December 31, 2023, our non-employee directors were paid the following compensation for service on the Board of Directors and committees according to the policies established for director compensation by the Corporate Governance and Nominating Committee:

•	An annual director fee in each fiscal year of $45,000 ($75,000 for our Chairman of the Board of Directors), which is paid in equal quarterly installments on the first day of each fiscal quarter;

•	An annual Audit and Compliance Committee member fee in each fiscal year of $7,500 ($15,000 for our Audit and Compliance Committee Chair), which is paid in equal quarterly installments on the first day of each fiscal quarter;

•	An annual Compensation Committee member fee in each fiscal year of $5,000 ($10,000 for our Compensation Committee Chair), which is paid in equal quarterly installments on the first day of each fiscal quarter;

•	An annual Corporate Governance and Nominating Committee member fee in each fiscal year of $3,500 ($7,000 for our Corporate Governance and Nominating Committee Chair), which is paid in equal quarterly installments on the first day of each fiscal quarter;

•

If sufficient shares are available under our 2022 Plan, an annual grant of 63 stock options (79 stock options in the initial year), which vest one-year after the grant date and are exercisable for a period of ten years, issued at the date of the annual meeting of stockholders each year; and

•	Reimbursement of travel and related expenses for attending Board of Directors and committee meetings, as incurred.

The following table summarizes the compensation paid to non-employee directors for fiscal year ended December 31, 2023:

Director	Fees Earned or Paid in Cash	Option Awards (1)	Stock Awards	All Other Compensation	Total
	($)	($)	($)	($)	($)
Gerald T. Proehl (Chairman)	88,500	-	-	-	88,500
June Almenoff, MD, PhD	59,500	-	-	-	59,500
Michael Davidson, MD	57,500	-	-	-	57,500
Declan Doogan, MD	48,500	-	-	-	48,500
Robyn M. Hunter	65,000	-	-	-	65,000

(1)

Due to insufficient shares reserved under the 2022 Plan, the Board determined not to issue an annual option grant to the directors. As of December 31, 2023, as retrospectively adjusted for the Reverse Stock Splits, our non-employee directors then serving on the Board held the following stock options: Mr. Proehl, 10; Dr. Almenoff, 8; Dr. Davidson, 8; Dr. Doogan, 8; and Ms. Hunter, 4.

25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 10, 2024, the number and percentage of the outstanding shares of common stock that, according to the information supplied to us, were beneficially owned by (i) each person who is currently a director or a director nominee, (ii) our named executive officers for the prior fiscal year (Messrs. Giordano and Lurier and Dr. Rich), (iii) all current directors and executive officers as a group and (iv) each person who, to our knowledge, is the beneficial owner of more than five percent of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

The amounts and percentages in the table give effect to certain beneficial ownership limitations in our Warrants and Pre-Funded Warrants, as described in the footnotes below. Any shares that a person has the right to acquire within 60 days, including shares underlying any Warrants and Pre-Funded Warrants and giving effect to applicable beneficial ownership limitations, are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial Owner Name and Address(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Principal Stockholders
Biotechnology Value Fund, L.P. and affiliates(3)	340,661	9.99%
Entities Associated with Venrock Healthcare Capital Partners(4)	355,224	9.99%
Vivo Opportunity Fund Holdings, L.P.(5)	355,224	9.99%
Entities of Janus Henderson Investors(6)	359,849	9.99%
Adage Capital Partners LP(7)	369,097	9.99%
Entities Affiliated with Vestal Point Capital, LP(8)	369,098	9.99%
Stonepine Capital, LP(9)	372,797	9.99%
Entities advised or subadvised by T. Rowe Price Associates, Inc. (10)	820,463	19.99%

Officers and Directors
June Almenoff, MD, PhD(11)	8	*
Michael Davidson, MD(12)	75,389	2.17%
Declan Doogan, MD(13)	2,282	*
Christopher T. Giordano(14)	181	*
Lawrence R. Hoffman	--	--
Robyn M. Hunter(15)	4	*
Gerald T. Proehl(16)	49,991	1.45%
Stuart Rich, MD(17)	2,725	*
All current officers and directors as a group (8 persons)(18)	130,580	3.70%

* Less than 1%

(1)	Unless otherwise noted, all addresses are in care of Tenax Therapeutics, Inc. at 101 Glen Lennox Drive, Suite 300, Chapel Hill, North Carolina 27517.
(2)

Based upon 3,408,906 shares of common stock outstanding on September 10, 2024. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of September 10, 2024 through the exercise of any stock options, warrants or other rights or the conversion of preferred stock. Any shares that a person has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

26

(3)

Consists of securities held by (a) Biotechnology Value Fund, L.P.: (i) 178,956 shares of common stock issued pursuant to the Purchase Agreement, (ii) 5,677,025 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 2,927,991 shares of common stock issuable upon the exercise of Warrants; (b) Biotechnology Value Fund II, L.P.: (i) 140,059 shares of common stock issued pursuant to the Purchase Agreement, (ii) 4,443,098 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 2,291,578 shares of common stock issuable upon the exercise of Warrants; (c) Biotechnology Value Trading Fund OS LP: (i) 14,696 shares of common stock issued pursuant to the Purchase Agreement, (ii) 466,213 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 240,455 shares of common stock issuable upon the exercise of Warrants; and (d) MSI BVF SPV, LLC: (i) 5,838 shares of common stock issued pursuant to the Purchase Agreement, (ii) 185,207 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 95,522 shares of common stock issuable upon the exercise of Warrants. Subject to a beneficial ownership limitation of 9.99% on an aggregated basis with Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Biotechnology Value Trading Fund OS LP, and MSI BVF SPV, LLC, which are related entities (together, “BVF”). BVF I GP LLC is the general partner of Biotechnology Value Fund, L.P. BVF II GP LLC is the general partner of Biotechnology Value Fund II, L.P. BVF Partners OS Ltd. is the general partner of Biotechnology Value Trading Fund OS LP. BVF GP Holdings LLC is the sole member of BVF II GP LLC.  BVF GP Holdings LLC is the sole member of BVF I GP LLC. BVF Partners L.P. is the investment manager of Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., Biotechnology Value Trading Fund OS LP and MSI BVF SPV, LLC. The general partner of BVF Partners L.P. is BVF Inc., of which Mark Lampert is director and officer. Mr. Lampert may be deemed to have voting, investment, and dispositive power with respect to these securities. Each of BVF I GP LLC, BVF II GP LLC, BVF GP Holdings LLC, BVF Partners OS Ltd, BVF Partners L.P., BVF Inc., and Mr. Lampert disclaim beneficial ownership over the securities held by BVF. The principal business address of BVF is c/o BVF Partners LP 44 Montgomery St. FL40, San Francisco, CA 94104.

(4)

Consists of securities held by (a) Venrock Healthcare Capital Partners EG, L.P.: (i) 171,875 shares of common stock issued pursuant to the Purchase Agreement, (ii) 3,265,620 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 1,718,747 shares of common stock issuable upon the exercise of Warrants; (b) VHCP Co-Investment Holdings III, LLC: (i) 3,312 shares of common stock issued pursuant to the Purchase Agreement, (ii) 62,937 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 33,125 shares of common stock issuable upon the exercise of Warrants; and (c) Venrock Healthcare Capital Partners III, L.P.: (i) 33,146 shares of common stock issued pursuant to the Purchase Agreement, (ii) 629,770 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 331,458 shares of common stock issuable upon the exercise of Warrants. Subject to a beneficial ownership limitation of 9.99% on an aggregated basis with Venrock Healthcare Capital Partners EG, L.P., VHCP Co-Investment Holdings III, LLC and Venrock Healthcare Capital Partners III, L.P., which are related entities (together, “Venrock Healthcare Capital Partners”). VHCP Management III, LLC (“VHCPM”) is the sole general partner of Venrock Healthcare Capital Partners III, L.P., and the sole manager of VHCP Co-Investment Holdings III, LLC. VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of Venrock Healthcare Capital Partners EG, L.P. Dr. Bong Koh and Nimish Shah are the voting members of VHCPM and VHCPM EG and may be deemed to have voting, investment, and dispositive power with respect to these securities. The principal business address of Venrock Healthcare Capital Partners is c/o Venrock Healthcare Capital Partners, EG, L.P., 7 Bryant Park, 23rd Floor, New York, NY 10018.

(5)

Consists of (i) 208,333 shares of common stock issued pursuant to the Purchase Agreement, (ii) 3,958,327 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 2,083,330 shares of common stock issuable upon the exercise of Warrants. Subject to a beneficial ownership limitation of 9.99%. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund Holdings, L.P. The voting members of Vivo Opportunity, LLC are Kevin Dai, Gaurav Aggarwal, Frank Kung and Shan Fu, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. The principal business address of Vivo Opportunity Fund is c/o Vivo Opportunity Fund, L.P., 192 Lytton Avenue, Palo Alto, CA 94301.

27

(6)

Consists of securities held by (a) Janus Henderson Biotech Innovation Master Fund Limited: (i) 152,996 shares of common stock issued pursuant to the Purchase Agreement, (ii) 2,906,914 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 1,529,955 shares of common stock issuable upon the exercise of Warrants; and (b) Janus Henderson Biotech Innovation Master Fund II Limited: (i) 13,670 shares of common stock issued pursuant to the Purchase Agreement, (ii) 259,740 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 136,705 shares of common stock issuable upon the exercise of Warrants. Subject to a beneficial ownership limitation of 9.99% on an aggregated basis with Janus Henderson Biotech Innovation Master Fund Limited (the “Janus Fund”) and Janus Henderson Biotech Innovation Master Fund II Limited (the “Janus Fund II”, together with the Janus Fund, the “Janus Funds”). Such shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Janus Funds and has the ability to make decisions with respect to the voting and deposition of the shares subject to the oversight of the board of directors of the Janus Funds. Under the terms of its management contract with the Janus Funds, Janus has overall responsibility for directing the investments of the Janus Funds in accordance with the Janus Funds’ investment objective, policies and limitations. The Janus Funds have one or more portfolio managers appointed by and serving at the pleasure of Janus who make decisions with respect to the disposition of the shares of common stock offered hereby. The portfolio managers for the Janus Funds are Andrew Acker, Daniel S. Lyons and Agustin Mohedas.

(7)

Consists of (i) 83,333 shares of common stock issued pursuant to the Purchase Agreement, (ii) 1,583,327 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 833,330 shares of common stock issuable upon the exercise of Warrants. Subject to a beneficial ownership limitation of 9.99%. Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage Capital Partners, LP, and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage Capital Partners, LP and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The principal business address of Adage Capital Partners LP is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(8)

Consists of securities held by (a) Vestal Point Master Fund, LP: (i) 40,550 shares of common stock issued pursuant to the Purchase Agreement, (ii) 770,452 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 405,501 shares of common stock issuable upon the exercise of Warrants; and (b) an account separately managed by Vestal Point Capital, LP: (i) 42,783 shares of common stock issued pursuant to the Purchase Agreement, (ii) 812,875 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 427,829 shares of common stock issuable upon the exercise of Warrants. Subject to a beneficial ownership limitation of 9.99% on an aggregated basis with Vestal Point Master Fund, LP and the account affiliated with Vestal Point Capital, LP, which are related entities. The sole general partner of Vestal Point Master Fund, LP is Vestal Point Partners GP, LLC. The managing member of Vestal Point Partners GP, LLC is Ryan Wilder. The sole general partner of Vestal Point Capital, LP is Vestal Point Capital, LLC. The managing member of Vestal Point Capital, LLC is Mr. Wilder. As a result, Mr. Wilder may be deemed to have voting and investment power over the securities held by Vestal Point Master Fund, LP, and the account separately managed by Vestal Point Capital, LP. Mr. Wilder disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The principal business address of Vestal Point Master Fund, LP is c/o Vestal Point Capital, LP, 632 Broadway, Suite 602, New York, NY 10012.

(9)

Consists of (i) 50,000 shares of common stock issued pursuant to the Purchase Agreement, (ii) 950,000 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 500,000 shares of common stock issuable upon the exercise of Warrants. Subject to a beneficial ownership limitation of 9.99%. Mr. Jon Plexico and Mr. Timothy Lynch may be deemed to have voting, investment, and dispositive power with respect to these securities. Messrs. Plexico and Lynch disclaim beneficial ownership over the securities held by Stonepine Capital, LP. The principal business address of Stonepine Capital Management  is c/o Stonepine Capital Management, 919 NW Bond Street, Ste. 204 Bend, OR 97703.

28

(10)

Consists of securities held by (a) T. Rowe Price Health Sciences Fund, Inc.: (i) 110,304 shares of common stock issued pursuant to the Purchase Agreement, (ii) 2,095,785 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 1,103,045 shares of common stock issuable upon the exercise of Warrants; (b) TD Mutual Funds - TD Health Sciences Fund: (i) 9,332 shares of common stock issued pursuant to the Purchase Agreement, (ii) 177,299 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 93,315 shares of common stock issuable upon the exercise of Warrants; and (c) T. Rowe Price Health Sciences Portfolio: (i) 5,364 shares of common stock issued pursuant to the Purchase Agreement, (ii) 101,916 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 53,640 shares of common stock issuable upon the exercise of Warrants. Subject to a beneficial ownership limitation of 19.99% on an aggregated basis with T. Rowe Price Health Sciences Fund, Inc., TD Mutual Funds – TD Health Sciences Fund and T. Rowe Price Health Sciences Portfolio, which are related entities. The funds and accounts are advised or subadvised by T. Rowe Price Associates, Inc. (“TRPA”). TRPA, as investment adviser, has dispositive and voting power with respect to the securities held by these funds and accounts. TRPA may be deemed to be the beneficial owner of these securities, however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.

(11)	With respect to Dr. Almenoff, includes 8 shares of common stock subject to options that are vested or vesting within 60 days of September 10, 2024.
(12)

With respect to Dr. Davidson, includes (i) 8 shares of common stock subject to options that are vested or vesting within 60 days of September 10, 2024, (ii) 47,500 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 25,000 shares of common stock issuable upon the exercise of Warrants. Subject to a beneficial ownership limitation of 4.99%.

(13)	With respect to Dr. Doogan, includes 8 shares of common stock subject to options that are vested or vesting within 60 days of September 10, 2024.
(14)	With respect to Mr. Giordano, consists of 181 shares of common stock subject to options that are vested or vesting within 60 days September 10, 2024.
(15)	With respect to Ms. Hunter, consists of 4 shares of common stock subject to options that are vested or vesting within 60 days of September 10, 2024.
(16)

With respect to Mr. Proehl, includes (i) 10 shares of common stock subject to options that are vested or vesting within 60 days of September 10, 2024, (ii) 31,654 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 16,660 shares of common stock issuable upon the exercise of Warrants. Subject to a beneficial ownership limitation of 4.99%.

(17)

With respect to Dr. Rich, includes (i) 71 shares of common stock subject to options that are vested or vesting within 60 days of September 10, 2024, (ii) 1,194 shares of common stock held by the Andrea Rich 2021 Irrevocable Trust of which Dr. Rich is a co-trustee and (iii) 1,194 shares of common stock held by the Stuart Rich 2022 Irrevocable Trust of which Dr. Rich is special asset advisor.

(18)

With respect to all current officers and directors as a group, includes (i) 290 shares of common stock subject to options that are vested or vesting within 60 days of September 10, 2024, (ii) 79,154 shares of common stock issuable upon the exercise of Pre-Funded Warrants, and (iii) 41,660 shares of common stock issuable upon the exercise of Warrants.

29

STOCKHOLDER PROPOSALS

Under SEC Rule 14a-8, in order for a stockholder proposal to be included in our proxy solicitation materials for the 2025 annual meeting of stockholders, it must be delivered to our principal executive offices located at 101 Glen Lennox Drive, Suite 300, Chapel Hill, North Carolina 27517 by December 27, 2024; however, if the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the date of the first anniversary of the 2024 annual meeting, June 7, 2024, then the deadline is a reasonable time before we begin to print and mail our proxy statement for the 2025 annual meeting of stockholders.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters that stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement for such meeting. You may write to our Corporate Secretary at 101 Glen Lennox Drive, Suite 300, Chapel Hill, North Carolina 27517, to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to our bylaws. The required notice must be in writing, include the information set forth in the bylaws and be received at our principal executive offices not less than 120 days nor more than 150 days prior to the one-year anniversary of the preceding year’s annual meeting, provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after the one-year anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public disclosure of the date of the annual meeting was first made. In addition to satisfying the foregoing requirements under our bylaws, to comply with the “universal proxy rules,” stockholders who intend to solicit proxies in support of director nominees at the 2025 annual meeting must include the additional information required by Rule 14a-19(b) under the Exchange Act. In order to comply with the time periods set forth in our bylaws, appropriate notice for the 2025 annual meeting of stockholders would need to be provided to our corporate secretary no earlier than January 8, 2025, and no later than February 7, 2025.

Management’s proxy holders for the next annual meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which our Company does not have notice prior to March 12, 2025.

HOUSEHOLDING MATERIALS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of these proxy materials may have been sent to multiple stockholders in your household. Upon written or oral request, the Company will promptly deliver a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered. If you would prefer to receive separate copies of the proxy materials either now or in the future, please contact our Corporate Secretary by e-mail at Secretary@tenaxthera.com, by mail addressed to Tenax Therapeutics, Inc., Attn: Corporate Secretary, 101 Glen Lennox Drive, Suite 300, Chapel Hill, North Carolina 27517, or by telephone at (919) 855-2100. In addition, stockholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of the proxy materials in the future in the same manner as described above.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the SEC is accessible free of charge on our website at http://www.tenaxthera.com under Investors/Media - SEC Filings. The Annual Report on Form 10-K contains audited balance sheets of our Company as of December 31, 2023 and 2022, and the related statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2023. You can request a copy of our Annual Report on Form 10-K free of charge by e-mail at Secretary@tenaxthera.com, by mail addressed to Tenax Therapeutics, Inc., Attn: Corporate Secretary, 101 Glen Lennox Drive, Suite 300, Chapel Hill, North Carolina 27517, or by telephone at (919) 855-2100. Please include your contact information with the request.

30

REQUESTS FOR DIRECTIONS TO THE SPECIAL MEETING OF STOCKHOLDERS

The Special Meeting will be held on October 25, 2024 at the offices of Tenax Therapeutics, Inc. at 101 Glen Lennox Drive, Suite 300, Chapel Hill, North Carolina 27517 at 9:00 a.m., Eastern Time. Requests for directions to the Special Meeting location may be directed to Tenax Therapeutics, Inc., Attn: Corporate Secretary, 101 Glen Lennox Drive, Suite 300, Chapel Hill, North Carolina 27517.

OTHER MATTERS

We do not know of any additional matters to be submitted at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board of Directors recommends.

Dated: September 27, 2024	THE BOARD OF DIRECTORS

31

ANNEX A

AMENDMENT NO. 2 TO THE

TENAX THERAPEUTICS, INC. 2022 STOCK INCENTIVE PLAN

WHEREAS, Tenax Therapeutics, Inc. (the “Company”) maintains the 2022 Stock Incentive Plan, as amended (the “Plan”);

WHEREAS, pursuant and subject to Section 16(a) of the Plan, the board of directors of the Company (the “Board”) is authorized to amend the Plan, subject to the approval of the Company’s stockholders; and

WHEREAS, the Board deems it to be in the best interests of the Company to amend, and to submit for stockholder approval at a special meeting of stockholders of the Company, the amendment of the Plan as set forth below.

NOW, THEREFORE, in accordance with the provisions of Section 16(a) of the Plan and conditioned upon the receipt of stockholder approval as described therein, the Plan is hereby amended in the following respects:

1.	Section 3(a) of the Plan is deleted in its entirety and the following substituted in lieu thereof:

“(a) Subject to adjustment as described in Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is the sum of (i) 8,336,000 Shares, (ii) the number of Shares remaining available for grant under the Prior Plan as of the Effective Date, and (iii) the number of Shares underlying any award granted under the Prior Plan that expires, terminates, or is canceled or forfeited under the terms of the Prior Plan without such Shares having been issued.

The Shares may be authorized, but unissued, or reacquired Common Stock.”

2.	Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.

IN WITNESS WHEREOF, the undersigned officer of the Company attests that the foregoing Amendment to the Tenax Therapeutics, Inc. 2022 Stock Incentive Plan was adopted by the Board of Directors on September 6, 2024 and approved by the Company’s stockholders on [●], 2024.

TENAX THERAPEUTICS, INC.

By:
Name:
Title:

A-1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 10/24/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 10/24/2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.

NOTE: In its discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000651404_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is/are available at www.proxyvote.com

TENAX THERAPEUTICS, INC.
Special Meeting of Stockholders
October 25, 2024 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of Tenax Therapeutics, Inc. acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated September 27, 2024. The undersigned stockholder of Tenax Therapeutics, Inc. hereby appoints Christopher T. Giordano and Lawrence R. Hoffman, or either of them, as proxies, each with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Tenax Therapeutics, Inc. held of record by the undersigned on September 10, 2024, at the Special Meeting of Stockholders to be held on Friday, October 25, 2024 at 9:00 a.m., local time, at the offices of Tenax Therapeutics, Inc. located at 101 Glen Lennox Drive, Suite 300, Chapel Hill, North Carolina 27517, or at any adjournment or postponement thereof. The undersigned hereby revokes all prior proxies.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000651404_2 R1.0.0.6